Exhibit 10.5

Construction Contract between First Southern National Bank and Pope Construction Co., Inc. dated April 22, 2002

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This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

AIA Document A201-1997, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

This document has been approved and endorsed by The Associated General Contractors of America.


                                                                    1997 EDITION

                                                          AIA DOCUMENT A101-1997

             Standard Form of Agreement Between Owner and Contractor
                 Where the basis of payment is a STIPULATED SUM

AGREEMENT made as of the Twenty Second day of April in the year Two Thousand Two (In words, indicate day, month and year)

BETWEEN the Owner:                         First Southern National Bank
(Name, address and other information)      201 South Main Street
                                           Post Office Box 567
                                           Statesboro, Georgia 30459-0567

And the Contractor:                        Pope Construction Co., Inc.
(Name, address and other information)      Post Office Box 724, 1 Cone Street
                                           Statesboro, Georgia 30458

The Project is:                            First Southern National Bank
(Name and location)                        201 South Main Street
                                           Statesboro, Georgia 30458

The Architect is:                          N/A
(Name, address and other information)




The Owner and Contractor agree as follows.


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ARTICLE 1  THE CONTRACT DOCUMENTS
---------------------------------
The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appear in Article 8.


ARTICLE 2  THE WORK OF THIS CONTRACT
------------------------------------
The Contractor shall fully execute the Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others.


ARTICLE 3  DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION
----------------------------------------------------------
3.1 The date of commencement of the Work shall be the date of this Agreement unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.
(Insert the date of commencement if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed)


If, prior to the commencement of the Work, the Owner requires time to file mortgages, mechanic's liens and other security interests, the Owner's time requirement shall be as follows:




3.2    The Contract Time shall be measured from the date of commencement.

3.3    The Contractor shall achieve Substantial Completion of the entire Work
not later than          days from the date of commencement, or as follows:
               --------
(insert number of calendar days. Alternatively, a calendar date may be used when coordinated with the date of commencement. Unless stated elsewhere in the Contract Documents, insert any requirements for earlier Substantial Completion of certain portions of the Work.)


, subject to adjustments of the Contract Time as provided in the Contract Documents.
(insert provisions, if any, for liquidated damages relating to failure to complete on time or for bonus payments for early completion of the Work.)


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ARTICLE 4  CONTRACT SUM
-----------------------
4.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor's performance of the Contract. The Contract Sum shall be One Million Six Hundred Ninety Eight Thousand and Ninety Four Dollars
($1,698,094.00)subject to additions and deductions as provided in the Contract Documents.

4.2 The Contract Sum is based upon the following alternatives, if any, which are described in the Contract Documents and are hereby accepted by the Owner:
(State the number or other identification of accepted alternates. If decisions on other alternatives are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternatives showing the amount for each and the date when that amount expires.)





4.3      Unit prices, if any, are as follows:




ARTICLE 5  PAYMENTS
-------------------
5.1    PROGRESS PAYMENTS
5.1.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

5.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

5.1.3 Provided that an Application for Payment is received by the Architect not later than the 5th day of a month, the Owner shall make payment to the Contractor not later than the 15th day of the SAME month. If any Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later days after the Architect receives the Application for Payment.

5.1.4 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Contract Sum among the various portions of the Work. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.


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5.1.5  Applications for Payment shall indicate the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

5.1.6 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

       1. Take that portion of the Contract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Contract Sum allocated to that portion of the Work in the schedule of values, less retainage of Ten percent (10%). Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Subparagraph 7.3.8 of AIA Document A201-1997;

       2. Add the portion of the Contract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction (or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing), less retainage of Ten percent (10%);

       3.  Subtract the aggregate of previous payments made by the Owner; and

       4. Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of AIA Document A201-1997.

5.1.7  The progress payment amount determined in accordance with Subparagraph
5.1.6 shall be further modified under the following circumstances:

       1. Add, upon Substantial Completion of the Work, a sum sufficient to increase the total payments to the full amount of the Contract Sum, less such amounts as the Architect shall determine for incomplete Work, retainage applicable to such work and unsettled claims; and (Subparagraph 9.8.5 of AIA Document A201-1997 requires release of applicable retainage upon Substantial Completion of Work with consent of surety, if any.)

       2. Add, if final completion of the Work is thereafter materially delayed through no fault of the Contractor, any additional amounts payable in accordance with Subparagraph 9.10.3 of AIA Document A201-1997.

5.1.8  Reduction or limitation of retainage, if any, shall be as follows:
(If it is intended, prior to Substantial Completion of the entire Work, to reduce or limit the retainage resulting from the percentages inserted in Clauses
5.1.6.1 and 5.1.6.2 above, and this is not explained elsewhere in the Contract Documents, insert here provisions for such reduction or limitation.)




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5.1.9  Except with the Owner's prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

5.2    FINAL PAYMENT
--------------------
5.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when:

       1. the Contractor has fully performed the Contract except for the Contractor's responsibility to correct Work as provided in Subparagraph 12.2.2 of AIA Document A201-1997, and to satisfy other requirements, if any, which extend beyond final payment; and

       2.  a final Certificate for Payment has been issued by the Architect.

5.2.2 The Owner's final payment to the Contractor shall be made no later than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:


ARTICLE 6  TERMINATION OR SUSPENSION
----------------------------------------
6.1 The Contract may be terminated by the Owner or the Contractor as provided in Article 14 of AIA Document A201-1997.

6.2 The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201-1997.


ARTICLE 7  MISCELLANEOUS PROVISIONS
-----------------------------------
7.1 Where reference is made in this Agreement to a provision of AIA Document A201-1997 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

7.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
(Insert rate of interest agreed upon, if any.)


(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

7.3    The Owner's representative is:       F. Thomas David
(Name, address and other information)

7.4    The Contractor's representative is:  Bill Vickery

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(Name, address and other information)       1 Cone Street
                                            Post Office Box 724
                                            Statesboro, Georgia  30458

7.5 Neither the Owner's nor the Contractor's representative shall be changed without ten days' written notice to the other party.

7.6    Other provisions:                    PER PLANS AND SPECIFICATIONS

ARTICLE 8  ENUMERATION OF CONTRACT DOCUMENTS
---------------------------------------------
8.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

8.1.1 The Agreement is this executed 1997 edition of the Standard Form of Agreement Between Owner and Contractor, AIA Document A101-1997.

8.1.2 The General Conditions are the 1997 edition of the General Conditions of the Contract for Construction, AIA Document A201-1997.

8.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated N/A, and are as follows:

Document                   Title                          Pages





8.1.4 The Specifications are those contained in the Project Manuel dated as in Subparagraph 8.1.3, and are as follows: (Either list the Specifications here or refer to an exhibit attached to this Agreement.)

Section                    Title                          Pages





8.1.5  The Drawings are as follows, and are dated                  unless a
                                                  ----------------
different date is shown below:
(Either list the Drawings here or refer to an exhibit attached to this Agreement.)

Number                     Title                          Date

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8.1.6    The Addenda, if any, are as follows:

Number                     Date                           Pages







Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 8.

8.1.7 Other documents, if any, forming part of the Contract Documents are as follows:
(List here any additional documents that are intended to form part of the Contract Documents. AIA Document A201-1997 provides that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)





This Agreement is entered into as of the day and year first written above and is executed in at least three original copies, of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.


/s/ First Southern National Bank
by /s/ F. Thomas David                      /s/ Jeff Pope
------------------------------------        ------------------------------------
OWNER (Signature)                           CONTRACTOR (Signature)


First Southern National Bank
/s/ F. Thomas David - President & CEO       /s/ Jeff Pope - President
-------------------------------------       ------------------------------------
(Printed name and title)                    (Printed name and title)



CAUTION: You should sign and original AIA document or a licensed reproduction. Originals contain the AIA logo printed in red; licensed reproductions are those produced with the Instructions to this document.